Exhibit 31.2

Certification of Principal Financial Officer Pursuant to Securities Exchange Act Rule 13a-14(a)

I, Andrew S. Kitzmiller, certify that:

1.	I have reviewed this Amendment No. 1 on Form 10-K/A to Annual Report on Form 10-K of Meridian Bioscience, Inc.; and

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date:    January 27, 2023

/s/ Andrew S. Kitzmiller
Andrew S. Kitzmiller
Executive Vice President and
Chief Financial Officer